Exhibit (d) (4) (vi)
Form of
Schedule A to
Sub-Advisory Agreement
Revised as of October 3, 2012

	Annual Fee Rate (stated as
	a percentage of the Fund’s
Fund	average daily net assets)	Effective Date
Allianz AGIC Convertible Fund	0.37%	3/31/10
Allianz AGIC Focused Opportunity Fund	0.52%	12/27/10
Allianz AGIC Global Managed Volatility Fund	0.26%	12/19/11
Allianz AGIC High Yield Bond Fund	0.31%	3/31/10
Allianz AGIC Micro Cap Fund	0.81%	3/31/10
Allianz AGIC Structured Alpha Fund	0.8125%	12/10/12
Allianz AGIC Ultra Micro Cap Fund	0.98%	3/31/10
Allianz AGIC U.S. Emerging Growth Fund	0.59%	3/31/10
Allianz AGIC U.S. Equity Hedged Fund	0.455%	12/10/12
[Signature page follows.]
[Schedule A to Sub-Advisory Agreement]

IN WITNESS WHEREOF, ALLIANZ GLOBAL INVESTORS FUND MANAGEMENT LLC and ALLIANZ GLOBAL INVESTORS CAPITAL LLC have each caused this Schedule A to Sub-Advisory Agreement to be signed in its behalf by its duly authorized representative, as of the date first above written.

ALLIANZ GLOBAL INVESTORS FUND MANAGEMENT LLC

By:
Name:	Brian S. Shlissel
Title:	Managing Director

ALLIANZ GLOBAL INVESTORS CAPITAL LLC

By:
Name:
Title:
[Schedule A to Sub-Advisory Agreement — Signature Page]